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                                 EXHIBIT 10 (xx)

                     FIRST AMENDMENT TO 1996, 1997 AND 1998
                           OFFICER MANAGER BONUS PLAN

  This First  Amendment to each of the CDW 1996 Officer and Manager Bonus
Plan, CDW 1997 Officer and Manager Bonus Plan and CDW 1998 Officer and Management Bonus Plan is made as of this 5th day of April, 1999 with effect from July 23, 1999.

                              W I T N E S S E T H:

         WHEREAS, on December 31 of each of 1996, 1997 and 1998, CDW Computer Centers, Inc., an Illinois corporation (the "Company"), adopted the CDW 1996 Officer and Manager Bonus Plan, 1997 Officer and Manager Bonus Plan and 1998 Officer and Manager Bonus Plan, respectively (each a "Plan" and, collectively, the "Plans"), pursuant to which the Company, as designated by the CDW Compensation and Stock Option Committee (the "Committee"), is authorized to grant bonuses to management personnel for the year in which the Plan was implemented;

         WHEREAS, the Committee deems it to be in the best interests of the Company that the Plans be amended as reflected herein; and

         WHEREAS, the Committee is vested with the ability to amend the Plan pursuant to Section 3 thereof.

         NOW, THEREFORE, in accordance with the powers vested in the Committee under the Plans, the Plans shall each be amended as follows:

1. The first sentence of Section 5 shall be deleted in its entirety.

         2. The heading in Section 5 shall be restated as follows: "Death, Disability or Retirement."

         3. Section 5 shall be amended by restating the existing subsection (c) as subsection (d) thereof and by adding the following as the new subsection (c):

                  "(c) if cessation of employment occurs by reason of the Retirement (as hereinafter defined) of the Participating Employee, the options granted to such Participating Employee shall continue to vest in accordance with their original vesting schedule and the Participating Employee shall be entitled to exercise said options as if the Participating Employee were still employed by the Company."

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         4. A new subsection 5(e) shall be added as follows::

                  "(e) "Retirement" for purposes of this Plan shall be defined as the voluntary termination of employment by the Participating Employee at any time after attaining age 62 and provided that said Participating Employee has been continuously employed by the Company for a period of not less than ten (10) years at the time of the Participating Employee's voluntary termination."

         5. This Amendment shall be incorporated into and made a part of the Plan.

         6. All terms and provisions of the Plan, except as expressly modified herein, shall continue in full force and effect, and the parties hereby confirm each and every one of their obligations under the Plan as amended herein.

         7. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Illinois.

         IN WITNESS WHEREOF, the undersigned have executed this First Amendment to the 1996 Officer and Manager Bonus Plan, 1997 Officer and Manager Bonus Plan and 1998 Officer and Manager Bonus Plan as of this 5th day of April, 1999, in Vernon Hills, State of Illinois.



                  Signature                               Title
                  ---------                               -----


         ____________________                    Director and Member of
         Michelle L. Collins                     Compensation  and  Stock Option
                                                 Committee

         ____________________                    Director  and  Member  of
         Joseph Levy Jr.                         Compensation  and  Stock Option
                                                 Committee